Pear Therapeutics Announces Operational Performance Metrics for Full Year 2021 and
Reaffirms Financial and Operational Performance Metrics for Full Year 2022

•2021 commercial operational performance metrics, including number of prescriptions, prescription fulfillment rate, and number of covered lives met public guidance
•2021 financial results to be announced in March
•2022 operational and financial metrics remain unchanged

BOSTON, January 18, 2022 – Pear Therapeutics, Inc. (Nasdaq: PEAR), the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs), today announced certain commercial operating performance metrics for full year 2021, all of which met previously provided public guidance. Pear also reaffirms previous public guidance for full year 2022 operational and financial performance metrics.

Full Year 2021

In 2021, Pear delivered strong commercial progress from its portfolio of marketed products across three key performance metrics of prescriptions, fulfillment, and covered lives for which Pear had previously provided public guidance:
•More than 550 providers wrote more than 14,000 prescriptions for Pear’s three commercial products, reSET®, reSET-O®, and Somryst®.
•Approximately 51% of prescriptions written for Pear’s three commercial products resulted in patients downloading and accessing therapeutic software content. Pear refers to this as fulfillment rate.
•More than 30 organizations expanded market access for Pear’s three commercial products to more than 31.7M covered lives.

In each case below, Pear’s commercial operating performance metrics met its previously issued public guidance:

	Full Year 2021
Key Operating Performance Metrics	(Guidance)	(Actual)
Prescriptions	12,500	14,000+
Fulfillment Rate	50%	~51%
Covered Lives	30M-40M	31.7M+
“2021 was a transformational year for Pear and for the entire PDT space,” said Corey McCann, M.D., Ph.D., President and Chief Executive Officer of Pear Therapeutics. “Pear set out to prove that providers would write prescriptions for PDTs, patients would use them, and payers would pay for them. We succeeded on all three fronts. We are proud of our operational performance metrics in 2021, and we look forward to disclosing our financial results in March.”

Pear began trading on Nasdaq on December 6, 2021. The Company expects to file its Annual Report on Form 10-K, issue its first earnings release, and hold its first earnings call in March 2022.

Pear’s operational performance metrics were facilitated by the achievement of major value-creating milestones, including:

•Coverage
◦More than 30 organizations now provide access to Pear’s PDTs by either listing on a formulary as a covered benefit or purchasing products in bulk. Pear’s PDTs were made available on major national product formularies, including two of the top five pharmacy benefit managers (PBMs).

◦Massachusetts became the first state to cover PDTs for all Medicaid patients. Pear’s products, reSET and reSET-O, were added to MassHealth’s Non-Drug Product List, effective November 1, 2021.

•Prescribing
◦Providers deploying Pear’s PDTs include large addiction health systems, hospital network providers, and academic medical centers such as ChristianaCare, Crossroads, Northwell Health, M Health Fairview, and Kaiser Permanente Washington.

◦The American Medical Association (AMA) Current Procedural Terminology (CPT) Editorial Panel announced CPT Category 1 codes for Remote Therapeutic Monitoring (RTM) Services and the Remote Therapeutic Monitoring Treatment Management Services (RTM-TMS) guidelines to clarify coding of cognitive behavioral therapy (CBT) monitoring services, which will go into effect January 2023.

•Real World Evidence
◦Pear announced the publication of an analysis of real-world data demonstrating patients with opioid use disorder who used an 84-day prescription of reSET-O compared to patients who did not engage with reSET-O resulted in net cost savings over the 9-month period of $2,708 and a 46% lower incidence of hospital-related stays over 9-months, as measured from the patient’s use of, or non-engagement with, reSET1.

•Health Equity and Inclusion
◦Pear demonstrated its commitment to rural and underserved populations by working with groups including the Ninilchik Village Tribe in Alaska and State Opioid Response (SOR) grants by Indiana, Kentucky, and Ohio.

•Pipeline
◦Pear received Breakthrough Device Designation from the FDA for its reSET-A™ PDT product candidate designed for the treatment of alcohol use disorder (AUD). reSET-A potentially expands Pear’s addiction franchise, which includes FDA-authorized products to treat substance use disorder (SUD) and opioid use disorder (OUD).

◦Pear acquired and/or licensed two digital therapeutic assets designed to treat patients with a range of depression symptoms to support its development of a PDT candidate that may be for use alone or in combination with pharmacotherapy. Pear intends to incorporate both newly acquired and licensed assets into Pear’s depression program, which will require clinical evaluation, and if promising, would then be evaluated in a potential pivotal clinical trial to support FDA submission.

Full Year 2022

Pear reaffirms its previous public guidance for full year 2022:

Key Performance Operating Metrics	Public Guidance
Prescriptions	50,000-60,000
Fulfillment Rate	50-65%
Covered Lives	100M-120M
Gross to Net[2]	~20%
Revenue	$22M

“This year, we expect to deliver 5x the projected 2021revenue,” said Chris Guiffre, Chief Financial Officer and Chief Operating Officer. “That positions us well to be able to invest in our alcohol use disorder program, which received breakthrough device designation from the FDA in November, and our depression program, which was bolstered by two deals announced in December. The total addressable markets for both indications are large and the synergy with our current products in the psych space is strong.”
About Pear Therapeutics
Pear Therapeutics, Inc., which is traded on Nasdaq as PEAR, is the parent company of Pear Therapeutics (US), Inc. Pear is the leader in developing and commercializing software-based medicines, called prescription digital therapeutics (PDTs). Pear aims to redefine care through the widespread use of clinically validated software-based therapeutics to provide better outcomes for patients, smarter engagement and tracking tools for clinicians, and cost-effective solutions for payers. Pear has the first end-to-end platform to discover, develop, and deliver PDTs to patients and a pipeline of products and product candidates across therapeutic areas, including the first three PDTs with disease treatment claims from the FDA. Pear’s product, reSET®, for the treatment of substance use disorder, was the first PDT to receive marketing authorization from the FDA to treat disease. Pear’s second product, reSET-O®, for the treatment of opioid use disorder, was the first PDT to receive Breakthrough Designation. Pear’s third product, Somryst® for the treatment of chronic insomnia, was the first PDT submitted through FDA’s traditional 510(k) pathway while simultaneously reviewed through FDA’s Software Precertification Pilot Program. For more information, visit Pear at www.peartherapeutics.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. Forward looking statements generally relate to future events involving, or future performance of, Pear. For example, Pear’s operating and financial guidance for full year 2022 and statements regarding its ability to advance its product candidates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “aim”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “target”, or “continue”, or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Pear and its management are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) Pear’s ability to meet its full year 2022 revenue forecast or other 2022 guidance, (ii) Pear’s ability to advance the development, clinical testing or regulatory pathway of its AUD or depression assets; (iii) Pear’s ability to successfully commercialize such PDT; (iv) changes in applicable laws or regulations; (v) the possibility that Pear may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vi) Pear’s estimates of expenses and profitability; (vii) the evolution of the markets in which Pear competes; (viii) the ability of Pear to implement its strategic initiatives and continue to innovate its existing products; (ix) the ability of Pear to defend its intellectual property and satisfy regulatory requirements; (x) the ability of Pear to issue equity or equity-linked securities in the future; (xi) the impact of the COVID-19 pandemic on Pear’s business; and (xii) other risks and uncertainties set forth in Pear’s filings with the SEC (including those described in the Risk Factors section). These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, which are based only on information currently available to us and speak only as of the date of this release. Pear assumes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. Pear gives no assurance that Pear will achieve its expectations.

Contacts:
Meara Murphy
Senior Director, Corporate Communications
meara.murphy@peartherapeutics.com

References:
1.Velez FF, Colman S, Kauffman L, Ruetsch C, Anastassopoulos K, Maricich YA. Comparison of Healthcare Resource Utilization Between Patients Who Engaged or Did Not Engage With a Prescription Digital Therapeutic for Opioid Use Disorder. Clinicoecon Outcomes Res. 2021;13:909-916
https://doi.org/10.2147/CEOR.S334274

2.Represents percentage reduction from the gross revenue of our products based on their respective Wholesale Acquisition Cost (WAC) list price to net revenues received, which reduction consists primarily of the following: cost of contingency management; pricing adjustments, such as deductions and offsets incurred, allowed, accrued, paid, or taken (including discounts, rebates, retroactive price reductions or allowances); and copay assistance programs.